UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under to §240.14a-12

Beam Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email (with attachments) was sent from Matthew Shattock, Chief Executive Officer and President of Beam Inc. (“Beam”), to Beam employees on February 5, 2014:

Beam Team –

What an exciting start to 2014! Our Jim Beam “Make History” partnership with Mila Kunis … our Sauza 901 venture with Justin Timberlake … the proposed transaction with Suntory to create the world’s #3 spirits company … and with today’s announcement of Beam’s fourth quarter and full-year 2013 results, the good news just keeps on coming.

Let me provide a few highlights.

The fourth quarter came in better than expected, with top-line growth driven by:

•	Strong growth for Jim Beam white and double-digit growth for other premium whiskeys including Maker’s Mark, Knob Creek, Basil Hayden’s, Canadian Club, Teacher’s, Laphroaig and 2Gingers

•	Outperformance in tequila, led by Sauza and Hornitos, and

•	Our successful innovation engine – fueled by new products like Jim Beam Honey and Jim Beam Maple.

Comparable sales for the quarter grew 5%, with market outperformance in North America and EMEA more than offsetting continued softness in the Australia market.

•	Notably, our India business returned to growth in the quarter, reflecting some amazing work by our dedicated team in India to reposition our business there.

Full-year sales reached a record $2.55 billion, up 4%.

•	Comparable sales were 2% higher. Twelve of our 15 Power Brands and Rising Stars grew, led by strong growth for Jim Beam white … and double-digit growth for Maker’s Mark, Knob Creek, Basil Hayden’s Laphroaig, Canadian Club and Hornitos.

•	Successful innovations such as Jim Beam Honey, Devil’s Cut and Sauza Blue, as well as price/mix, enhanced the top line. It’s noteworthy that our innovation capabilities were recognized in 2013 by Forbes magazine, which placed Beam on its list of The World’s Most Innovative Companies.

Operating income before charges/gains for 2013 was up 6%.

And full-year earnings per share before charges/gains were up 10% … above the high-single-digit target range we established a year ago and four cents ahead of the Wall Street consensus.

•	Notably, this was the third consecutive year of double-digit growth in EPS before charges/gains for Beam, underscoring the strength of our portfolio, the effectiveness of our strategy, and the execution and talent of the Beam team around the world.

Results like these don’t just happen. They are the product of hard work by entrepreneurial teams… creating innovative solutions … to beat the competition, together, The Right Way. The ELT and I all take great pride in how you all buckled down and delivered such an outstanding year.

As we look ahead to the next chapter in Beam’s growth journey, I believe we can do so with great confidence. The transaction with Suntory remains on track to close in the second quarter, subject to the approval of our shareholders and regulatory clearance in the United States and the European Union. Yesterday we filed the preliminary proxy statement with the SEC, which is the first step towards scheduling a vote of our shareholders on the transaction. We’ll be in a position to set a date for the shareholder vote when we file the definitive proxy statement in the coming weeks. It’s still premature to discuss the specifics of the integration of our two companies, but we will provide updates as things progress.

In the meantime, on behalf of the ELT, thanks to each and every one of you for your contributions to Beam’s success in 2013 … and your continued focus at the start of 2014 as we confront the challenges and opportunities the new year will bring. You can all be very proud of the results we reported today, and the shareholder value that Beam has created over the past several years.

Best regards,

Matt.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction with Suntory Holdings, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings instituted against Beam and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in Beam’s annual report on Form 10-K for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the “SEC”). Beam assumes no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Beam by Suntory. In connection with the proposed transaction, on February 4, 2014, Beam filed with the SEC a preliminary proxy statement on Schedule 14A. Beam will also file with the SEC and mail to its stockholders a definitive proxy statement. SECURITY HOLDERS OF BEAM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BEAM’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Beam free of charge from Beam’s website (www.beamglobal.com) under the tab “Investors” and then under the heading “Investor Info – SEC Documents.” In addition, the definitive proxy statement and other documents filed by Beam with the SEC (when available) may be obtained from Beam free of charge by directing a request to Beam Inc., Office of the Secretary, 510 Lake Cook Road, Deerfield, Illinois 60015 or (847) 948-8888.

Participants in Solicitation

Beam and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Beam common stock in respect of the proposed transaction. Security holders may obtain information regarding Beam and its directors and executive officers, including their respective names, affiliations and interests, in Beam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013, and its definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 12, 2013. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC.